Exhibit 99.1

7887 E. Belleview Ave.

Suite 500

Denver, CO 80111

(720)287-3093

Assure Holdings Reports Second Quarter 2023 Financial Results

DENVER, August 15, 2023 (GLOBE NEWSWIRE) -- Assure Holdings Corp. (the “Company” or “Assure”) (NASDAQ: IONM), a provider of intraoperative neuromonitoring (“IONM”) and remote neurology services, today reported financial results for the second quarter and year-to-date periods ended June 30, 2023.

Key Financial Highlights (in thousands of USD)	2Q 2023	2Q 2022	YTD through Q2 2023	YTD through Q2 2022
Gross Revenue	$ 4,006	$ 9,209	$ 8,796	$ 18,345
Accounts Receivable Reserve	(2,463)	(7,564)	(3,701)	(11,999)
Revenue, net	1,543	1,645	5,095	6,346
Gross margin	(1,859)	(2,357)	(1,680)	(1,533)
Total Operating Expenses	3,605	4,094	7,128	8,845
Net loss	(5,262)	(4,726)	(9,576)	(7,185)
Adjusted EBITDA*	(4,880)	(5,912)	(7,967)	(7,573)

*See Explanation of Non-GAAP Financial Measures below for an explanation of Adjusted EBITDA and a reconciliation to GAAP financial measures

Management Commentary

“Our second quarter results reflect the continued and constant downward pressure on reimbursement from insurance payors,” said Chief Executive Officer, John Farlinger. “We had optimistic expectations that the federal IDR process that started last year would help assist Assure and the entire healthcare industry to negotiate for equitable reimbursements for services provided. This process has not yet been successful and earlier this week the entire process was halted because of litigation and the apparent inequities in this process favoring the large health insurance companies. We are hoping that the courts and federal government will intervene and bring some equity to this process in the near term. Over the last 3 years our average reimbursement from insurance payors has fallen by nearly 67% from nearly

$6,000 at the end of 2020 to just barely more than $2,000 per procedure during 2023.”

Farlinger continued, “The industry remains extremely fragmented and poised for consolidation. Reimbursements to providers are presenting challenges not only for us but for the entire healthcare and IONM industry. Many of our competitors that are not well-capitalized, don’t have ready access to capital and have not invested in their reimbursement platform. A number have already become insolvent this year. Given our learning and experience with building a sophisticated, data-driven revenue cycle management function, collections and cash management is a key differentiator for us in contrast to many of our competitors. We have driven our average days to collect down to just 48 days in the second quarter. We believe there are compelling opportunities for Assure to leverage the challenges in the industry and apply our experience and scale through acquisition.”

Farlinger concluded, “With the recent successful completion of a public offering for $6 million in gross proceeds we have proven that we have obtained access to capital to help add additional volume to help us grow our business. We expect to be active from an M&A standpoint and further we expect valuations will become even more attractive and provide additional opportunities for Assure to serve as a consolidator and further scale our operations and to get closer to break-even.”

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7887 E. Belleview Ave

Suite 500

Denver, CO 80111

(720)287-3093

Recent Business Highlights

●	Scaled operations with acquisition of certain assets of Innovation Neuromonitoring, LLC for $1.2 million; expects to increase annual cases by approximately 3,000.
●	Completed underwritten public offering for gross proceeds of $6 million.
●	Case volume decreased largely attributable to exiting unprofitable markets in 2022, Assure exiting revenue share MSA arrangements, and continued consolidation of the market.

Second Quarter 2023 Financial Summary vs. Second Quarter 2022

●	Cash collections of $5.0 million versus $5.8 million.
●	Managed cases were 4,900 versus 5,800.
●	Net revenue was $1.5 million versus $1.6 million.
●	Operating expenses were $3.6 million versus $4.1 million, a reduction of 12%.
●	Net loss was ($5.3) million versus ($4.7) million. Q2 2022 included a one-time income tax benefit of $2.3 million.
●	Adjusted EBITDA was ($4.9) million versus ($5.9) million*.

Cash used in operations for the first six months of 2023 was $3.1 million versus $2.9 million in the year ago period reflecting working capital used to fund the Company’s growth strategy, which was partially offset by increased velocity of cash receipts.

*See Explanation of Non-GAAP Financial Measures below for an explanation of Adjusted EBITDA and a reconciliation to GAAP financial measures.

Conference Call

The Company will hold a conference call on August 15, 2023, at 4:30 p.m. Eastern Time to discuss its second quarter 2023 results.

The live webcast of the conference call can be accessed at ir.assureneuromonitoring.com/news-events/ir-calendar. An audio-only option is available by following the dial-in instructions below.

Date: August 15, 2023

Time: 4:30 p.m. Eastern Time (2:30 p.m. Mountain Time)

Toll-free dial-in number: 1-888-506-0062

International dial-in number: 1-973-528-0011

Conference ID: 211359

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

The conference call will be broadcast live and available for replay at: https://www.webcaster4.com/Webcast/Page/2566/48926

A replay of the conference call will be available after 12:00 p.m. Eastern Time on August 16, 2023 through Tuesday, August 29, 2023.

Toll-free replay number: 1-877-481-4010

International replay number: 1-919-882-2331

Replay ID: 48926

Explanation of Non-GAAP Financial Measures

This press release includes certain measures which have not been prepared in accordance with Generally Accepted Accounting Principals (“GAAP”) such as Adjusted EBITDA. We define EBITDA as net income/(loss) before interest expense, provision for income taxes, depreciation and amortization. We calculate Adjusted EBITDA as EBITDA further adjusted to exclude the effects of the following items: share-based compensation, gain on payroll protection program loan and gain on extinguishment of acquisition debt. We exclude share-based compensation because this represents a non-cash charge and our mix of cash and share-based compensation may differ from other companies, which effects the comparability of results of operations and liquidity. We exclude gain on payroll protection program

7887 E. Belleview Ave

Suite 500

Denver, CO 80111

(720)287-3093

loan and gain on extinguishment of acquisition debt because these are non-recurring items, and we believe their inclusion is not representative of operating performance. Adjusted EBITDA is not an earnings measure recognized by GAAP and does not have a standardized meaning prescribed by GAAP. Management believes that Adjusted EBITDA is an appropriate measure in evaluating the Company’s operating performance. Management uses Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. Management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. Readers are cautioned that Adjusted EBITDA should not be construed as an alternative to net income (as determined under GAAP), as an indicator of financial performance or to cash flow from operating activities (as determined under GAAP) or as a measure of liquidity and cash flow. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We attempt to compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures presented below and not rely on any single financial measure to evaluate our business.

Key Performance Metrics

This announcement contains key performance metrics that management of the Company utilizes to determine operational performance from period to period. These metrics include managed cases. We define managed cases as all technical cases Assure performs and any cases where the professional bill is from a 100% owned Assure entity and excludes cases when a global bill is presented, and we calculate it based on bills presented during the relevant measurement period. We define remote neurology managed cases as a subset of managed cases where Assure’s remote neurology platform is utilized and billed. Management believes that managed cases and remote neurology managed cases are important measures of the Company’s operational performance because they are a consistent measurement to evaluate patient revenue streams.

About Assure Holdings

Assure Holdings Corp. is a best-in-class provider of outsourced intraoperative neuromonitoring and remote neurology services. The Company delivers a turnkey suite of clinical and operational services to support surgeons and medical facilities during invasive procedures that place the nervous system at risk including neurosurgery, spine, cardiovascular, orthopedic and ear, nose and throat surgeries. Assure employs highly trained technologists that provide a direct point of contact in the operating room. Physicians employed through Assure subsidiaries simultaneously monitor the functional integrity of patients’ neural structures throughout the procedure communicating in real-time with the surgeon and technologist. Accredited by The Joint Commission, Assure’s mission is to provide exceptional surgical care and a positive patient experience. For more information, visit the company’s website at www.assureneuromonitoring.com.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. Forward-looking statements include, but are not limited to, management’s belief that it has increased visibility and substantially reduced our risk of future write-downs for uncollectable accounts going forward,  our expectation that the targeted cost cutting measures and improvements to revenue cycle management that we implemented in 2022 will drive significant improvements in our financial results in 2023, our expectation that we can achieve sustainable profitability on a non-GAAP Adjusted EBITDA basis and deliver positive cash flow from operations in 2023, our belief that the reimbursement challenges currently facing the industry will be resolved and our revenue cycle will reach a more normalized cadence, our goal of escalating our federal and state arbitration volume in 2023, and our belief that our business is highly scalable with material margin contribution, which we believe will lead to notable improvements in profit as the reimbursement situation stabilizes and our arbitration volume increases. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include risks regarding our patient volume or cases not growing as expected,

7887 E. Belleview Ave

Suite 500

Denver, CO 80111

(720)287-3093

or decreasing, which could impact revenue and profitability; unfavorable economic conditions could have an adverse effect on our business; risks related to increased leverage resulting from incurring additional debt; the policies of health insurance carriers may affect the amount of revenue we receive; our ability to successfully market and sell our products and services; we may be subject to competition and technological risk which may impact the price and amount of services we can sell and the nature of services we can provide; regulatory changes that are unfavorable in the states where our operations are conducted or concentrated; our ability to comply and the cost of compliance with extensive existing regulation and any changes or amendments thereto; changes within the medical industry and third-party reimbursement policies and our estimates of associated timing and costs with the same; our ability to adequately forecast expansion and the Company’s management of anticipated growth; and risks and uncertainties discussed in our most recent annual and quarterly reports filed with the United States Securities and Exchange Commission, including our annual report on Form 10-K filed on March 31, 2023, and with the Canadian securities regulators and available on the Company’s profiles on EDGAR at www.sec.gov and SEDAR at www.sedar.com, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on forward-looking statements. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

Contact

Brett Maas, Managing Principal

Hayden IR

ionm@haydenir.com
(646) 536-7331

7887 E. Belleview Ave

Suite 500

Denver, CO 80111

(720)287-3093

ASSURE HOLDINGS CORP.

CONSOLIDATED BALANCE SHEETS

(in thousands of Dollars)

	June 30,	December 31,
	2023	2022
	(unaudited)
ASSETS
Current assets
Cash	$3,149	$905
Accounts receivable, net	9,088	15,143
Other current assets	960	340
Due from MSAs	4,706	5,006
Total current assets	17,903	21,394
Equity method investments	278	310
Fixed assets	57	76
Operating lease right of use asset	561	672
Finance lease right of use asset	230	382
Intangibles, net	195	390
Goodwill	1,025	1,025
Total assets	$20,249	$24,249
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$3,427	$2,919
Current portion of debt	2,620	965
Current portion of lease liability	542	550
Current portion of acquisition liability	306	306
Total current liabilities	6,895	4,971
Lease liability, net of current portion	694	964
Debt, net of current portion	10,638	11,874
Acquisition liability	77	179
Deferred tax liability, net	617	796
Total liabilities	18,921	18,784
SHAREHOLDERS’ EQUITY
Common stock	26	21
Additional paid-in capital	55,434	50,000
Accumulated deficit	(54,132)	(44,556)
Total shareholders’ equity	1,328	5,465
Total liabilities and shareholders’ equity	$20,249	$24,249

7887 E. Belleview Ave

Suite 500

Denver, CO 80111

(720)287-3093

ASSURE HOLDINGS CORP.

CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands of Dollars, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue
Technical services	$134	$67	$1,368	$1,463
Professional services	839	854	2,713	3,327
Other	570	724	1,014	1,556
Total revenue	1,543	1,645	5,095	6,346
Cost of revenues	3,402	4,002	6,775	7,879
Gross margin	(1,859)	(2,357)	(1,680)	(1,533)
Operating expenses
General and administrative	3,355	3,596	6,566	7,837
Sales and marketing	69	238	197	490
Depreciation and amortization	181	260	365	518
Total operating expenses	3,605	4,094	7,128	8,845
Loss from operations	(5,464)	(6,451)	(8,808)	(10,378)
Other income (expenses)
Income (loss) from equity method investments	13	4	38	9
Gain on Paycheck Protection Program loan forgiveness	—	—	—	1,665
Other income (expense), net	324	28	382	66
Accretion expense	(171)	(171)	(341)	(341)
Interest expense, net	(509)	(439)	(1,018)	(846)
Total other expense	(343)	(578)	(939)	553
Loss before income taxes	(5,807)	(7,029)	(9,747)	(9,825)
Income tax benefit	545	2,303	171	2,640
Net loss	$(5,262)	$(4,726)	$(9,576)	$(7,185)
Loss per share
Basic	$(1.63)	$(7.32)	$(4.45)	$(11.12)
Diluted	$(1.63)	$(7.32)	$(4.45)	$(11.12)
Weighted average number of shares used in per share calculation – basic	3,232,345	645,983	2,149,777	645,977
Weighted average number of shares used in per share calculation – diluted	3,232,345	645,983	2,149,777	645,977

7887 E. Belleview Ave

Suite 500

Denver, CO 80111

(720)287-3093

ASSURE HOLDINGS CORP.

RECONCILIATION OF NON-GAAP ADJUSTED EBITDA TO NET LOSS

(in thousands of Dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
EBITDA
Net loss	($ 5,262)	($ 4,726)	($ 9,576)	($ 7,185)
Interest expense	509	439	1,018	846
Accretion expense	171	171	341	341
Income tax	(545)	(2,303)	(171)	(2,640)
Depreciation and amortization	181	260	365	518
EBITDA	(4,946)	(6,159)	(8,023)	(8,120)
Stock-based compensation	66	249	56	572
Provision for option liability	—	(2)	—	(25)
Adjusted EBITDA	($ 4,880)	($ 5,912)	($ 7,967)	($ 7,573)